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                                  EXHIBIT 23.1
                         HARVEST NATURAL RESOURCES, INC.

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-115841, 333-94823, 333-49114 and 333-85900) and
Form S-3 (No. 333-17231) of Harvest Natural Resources, Inc. (formerly Benton Oil and Gas Company) of our report dated February 22, 2005 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Houston, Texas
February 22, 2005